Exhibit 99.1

Armada Acquisition Corp. II Announces Pricing of $200,000,000 Initial Public Offering

Philadelphia, PA — May 20, 2025 — Armada Acquisition Corp. II (the “Company” or “AACI”) announced today that it priced its initial public offering of 20,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “AACIU” beginning on May 21, 2025. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “AACI” and “AACIW,” respectively.

AACI is a special purpose acquisition company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition or business combination target in any business or industry, it intends to focus its search on businesses in the financial services (“FinTech”), Software-as-a-Service (“SaaS”), or generative artificial intelligence (“AI”) industries which the Company believes offer the most promising potential for acquisitions due to their strong growth and strategic alignment with our business goals.

AACI is led by Stephen P. Herbert, Chief Executive Officer and Director, Douglas M. Lurio, President, Chief Financial Officer and Director, Mohammad A. Khan, Director, Thomas (Tad) A. Decker, Director, and Celso L. White, Director.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group LLC, is acting as lead book-runner, and Northland Capital Markets is acting as joint book-runner for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on May 22, 2025, subject to customary closing conditions.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained by contacting Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com or Northland Securities, Inc., 150 South 5th Street, Suite 3300, Minneapolis, MN 55402.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on May 20, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements, ” including with respect to the proposed initial public offering and the anticipated use of net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Armada Acquisition Corp. II

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. Although the Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, the Company intends to focus on a target in the financial services (“FinTech”), Software-as-a-Service (“SaaS”), or generative artificial intelligence (“AI”) industries which the Company believes offer the most promising potential for acquisitions due to their strong growth and strategic alignment with our business goals. The Company was founded on October 3, 2024 and its executive offices are located in Philadelphia, PA.

Contacts

Investor Contact:

Mike Bishop

Bishop IR, LLC

mike@bishopir.com